Attachment A
EXPLANATION TO RESPONSES:

Reporting Person Issuer Name and Ticker Symbol Statement for MM/DD/YY
Robert L. Curryc/o The Sprout Group3000 Sand Hill RoadBuilding 1, Suite 170Menlo Park, CA 94025 Xcyte Therapies, Inc. (XCYT) 3/10/04

(1) Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), DLJ First ESC, L.P. ("ESC") and Sprout Plan Investors, L.P. ("Plan Investors") are Delaware limited partnerships.  DLJ Capital Corporation ("DLJCC") is also the general partner of Sprout CEO and the managing general partner of Sprout VII and, as such, is responsible for their day-to-day management.  DLJCC makes all of the investment decisions on behalf of Sprout VII and Sprout CEO.  DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII.  DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VII.  DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of ESC and, as such, is responsible for its day-to-day management.  DLJLBO makes all of the investment decisions on behalf of ESC.  DLJ LBO Plans Management Corporation II ("DLJLBOII"), a Delaware corporation, is the general partner of Plan Investors and, as such, is responsible for its day-to-day management.  DLJLBOII makes all of the investment decisions on behalf of Plan Investors.  DLJLBO and DLJLBOII are  wholly-owned subsidiaries of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA.

(2)  Includes 213 shares of Common Stock, upon conversion of convertible promissory notes held of record by DLJ Capital Corporation, 1,066 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Plan Investors, L.P., 9,278 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Capital VII, L.P. and 107 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(3)  Includes 9,569 shares of Series A Convertible Preferred Stock held of record by DLJ Capital Corporation., 47,846 shares of Series A Convertible Preferred Stock held of record by DLJ First ESC., L.P., 416,217 shares of Series A Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 4,834 shares of Series A Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(4)  Includes 1,983 shares of Series B Convertible Preferred Stock held of record by DLJ Capital Corporation., 9,917 shares of Series B Convertible Preferred Stock held of record by DLJ First ESC., L.P., 86,270 shares of Series B Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 1,002 shares of Series B Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

Reporting Person Issuer Name and Ticker Symbol Statement for MM/DD/YY
Robert L. Curryc/o The Sprout Group3000 Sand Hill RoadBuilding 1, Suite 170Menlo Park, CA 94025 Xcyte Therapies, Inc. (XCYT) 3/10/04

(5)  Includes 4,156 shares of Series C Convertible Preferred Stock held of record by DLJ Capital Corporation., 20,780 shares of Series C Convertible Preferred Stock held of record by DLJ First ESC., L.P., 180,770 shares of Series C Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 2,099 shares of Series C Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(6)  Includes 1,177 shares of Series D Convertible Preferred Stock held of record by DLJ Capital Corporation., 5,886 shares of Series D Convertible Preferred Stock held of record by DLJ First ESC., L.P., 51,204 shares of Series D Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 594 shares of Series D Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(7)  Includes 1,308 shares of Series E Convertible Preferred Stock held of record by DLJ Capital Corporation., 6,540 shares of Series E Convertible Preferred Stock held of record by DLJ First ESC., L.P., and 56,893 shares of Series E Convertible Preferred Stock held of record by Sprout Capital VII, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(8)  Includes 660 shares of Series F Convertible Preferred Stock held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(9) Includes 843 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 4,219 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 36,709 shares of Common Stock issuable upon exercise of warrants held of record by Sprout Capital VII, L.P. and 425 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P.  Dr. Curry disclaims beneficial ownership of shares held by these entities except to the extent of his pecuniary interest therein.

(10) These convertible promissory notes will be converted in common stock upon the completion of the initial public offering ("IPO").

 (11) Immediately following the closing of the IPO of the Issuer's common stock, all outstanding shares of preferred stock will be converted into common stock of the Issuer.

(12) This warrant will be exercised upon the closing of the IPO through a net exercise feature at the IPO price.

(13) The warrant expires upon the closing of the IPO.